Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

VENOCO, INC. ANNOUNCES THIRD QUARTER 2010
FINANCIAL AND OPERATIONAL RESULTS

•                  Net Income $15 Million; Adjusted Earnings $6 Million

•                  Nine Month Adjusted EBITDA $148 Million

•                  Adjusted EBITDA Up 8% From 2Q 2010

•                  LOE per BOE Down 9% From 2Q 2010

DENVER, COLORADO, November 2, 2010 /Marketwire/ — Venoco, Inc. (NYSE: VQ) today reported financial and operational results for the third quarter of 2010.  Highlights include the following:

•                  Daily production of 18,087 barrels of oil equivalent (BOE) for the third quarter. Pro forma for the sale of the company’s producing properties in Texas, average daily production was 17,608 BOE for the second quarter of 2010 and 18,705 for the third quarter of 2009.

•                  Third quarter lease operating expense (LOE) of $12.44 per BOE, down from $13.65 per BOE in the second quarter of 2010.

The company reported net income of $15 million for the quarter on oil and gas revenues of $69 million and realized commodity derivative gains of $11 million. Adjusted EBITDA was $49 million in the third quarter of 2010, up 8% from $46 million in the second quarter of 2010 and flat with the $49 million reported in the third quarter of 2009.  Through nine months of 2010, the company reported Adjusted EBITDA of $148 million.

Adjusted Earnings were $6 million, up from $3 million for the second quarter of 2010 and down from $13 million in the third quarter of 2009.  Through nine months of 2010, the company reported Adjusted Earnings of $19 million.  Please see the end of this release for definitions of Adjusted Earnings and Adjusted EBITDA and a reconciliation of those measures to net income (loss).

“As we previously announced, our lower operating expenses more than offset our reduced production, resulting in solid EBITDA for the quarter,” said Tim Ficker, Venoco’s CFO.  “In addition, our recent hedge monetizations, along with the receipt of income tax refunds, have allowed us to reduce the balance on our revolving credit facility to $20 million, so we are very comfortable with our current liquidity position.”

Production

Daily production in the third quarter of 2010 was up slightly from the second quarter of 2010 but down 3% from third quarter 2009, in each case on a pro forma basis.  Third quarter 2010 production from Southern California was negatively impacted by approximately 225 BOE per day due to gas processing constraints at the South Ellwood field, while second quarter of 2010 production from Southern California was negatively impacted by approximately 550 BOE per day due to planned maintenance shutdowns at two of the company’s offshore platforms.

The following table details the company’s daily production by region (BOE/d):

	Quarter Ended			YTD	Full Year 2010
Region	9/30/09	6/30/10	9/30/10	9/30/10	Guidance
Sacramento Basin	10,498	9,864	10,284	9,990
Southern California	8,207	7,744	7,803	7,941
Texas	1,559	582	—	618
Total	20,264	18,190	18,087	18,549	18,600

2010 Capital Expenditures

Total capital costs incurred for the company’s E&P operations were $62 million for the third quarter, including $45 million for drilling and rework activities, $3 million for facilities, and $14 million for seismic, leasehold, capitalized G&A costs and asset retirement obligations. Through nine months of 2010, the company has incurred approximately $158 million in capital costs related to its $220 million capital expenditure budget.

The company spent $32 million or 51% of its third quarter capital expenditures in the Sacramento Basin. The company spud 28 wells and performed 54 recompletions and 5 fracs during the third quarter. Through nine months of 2010, the company has spud 74 wells and performed 160 recompletions and 11 fracs in the Basin. There are currently four drilling rigs operating in the Basin, but the company plans to exit the year operating with two drilling rigs. Venoco expects to drill approximately 100 wells and perform approximately 225 recompletions in the basin by the end of the year.

Venoco’s third quarter drilling-related activities at its legacy Southern California fields were minimal. In total, the company spent $7 million or 12% of the company’s third quarter capital expenditures at these fields. Through nine months of 2010, the company has completed two wells at West Montalvo, performed a hydraulic fracture of an offshore Monterey Shale well and drilled an offshore Monterey Shale well at Sockeye, and performed a handful of recompletions at South Ellwood. The company plans to spud a horizontal Monterey Shale well at Sockeye during the fourth quarter of 2010.

The company spent $23 million or 37% of its third quarter capital expenditures on projects targeting the onshore Monterey Shale. The company spud three wells during the quarter, including its first horizontal well. Through nine months of 2010, the company has spud eight wells (six vertical and two horizontal). Of the six vertical wells, three were completed and are in various stages of testing, one was completed but has been temporarily abandoned and will be evaluated as a water disposal well, one was used as a pilot hole for the company’s first horizontal well which was ultimately completed during the third quarter, and one recently reached total depth and will be completed and tested. Of the two horizontal wells, one was completed during the third quarter and tested with a very high water-cut making it uneconomic; the second has been completed and the company expects to begin testing in early November. The company spud its seventh vertical and its third horizontal wells last month and  expects to spud an additional horizontal well during the fourth quarter bringing the total number of wells spud during 2010 to 11 (7 vertical and 4 horizontal).

“It has taken five years to complete the regional study, acquire land positions and commence drilling evaluation and development wells.  While we are as anxious as anyone for results, our years of experience tell us that success won’t be measured by any one well,” said Tim Marquez, Venoco’s Chairman and CEO.  “We have made some big advances this year and while we’ve had some disappointments, we have seen nothing from our drilling this year that dampens our excitement about the Monterey opportunity.”

2011 Capital Expenditures

As previously announced, the company’s 2011 exploration, exploitation and development capital expenditures are forecast to be $200 million. Approximately $100 million (50%) of the 2011 capital expenditures are budgeted for onshore Monterey Shale activities, $60 million (30%) to the Sacramento Basin, and the remaining $40 million (20%) to activities at legacy Southern California fields.

Venoco’s onshore Monterey Shale activities planned for 2011 include 30 onshore Monterey Shale wells (8 vertical and 22 horizontal), completion of the ongoing 3D seismic shoot and continued leasing. The company currently holds approximately 120,000 net acres targeting the onshore Monterey Shale across 30+ prospect areas.

The company plans to scale back on Sacramento Basin drilling in 2011 as a result of depressed natural gas prices and the company’s focus on oil opportunities in the onshore Monterey Shale play. The company plans to drill approximately 40 wells and perform 220 recompletions and 20 fracs in the Sac Basin during 2011. Venoco expects average daily production from the basin in 2011 to be flat to slightly lower compared to expected 2010 average daily production.  Production from the basin in the beginning of 2011 is expected to be relatively flat with 4Q 2010 levels, then to decline throughout the year as activity levels decrease.

Venoco plans to drill three wells in 2011 at its legacy Southern California fields, including one well at the South Ellwood field and two wells at the West Montalvo field. The company also plans to perform approximately six recompletions at the South Ellwood field.

Costs and Expenses

Venoco’s third quarter 2010 LOE of $12.44 per BOE remained substantially below the company’s original guidance of $14.50 per BOE, prompting the company to lower 2010 guidance to $13.00 per BOE, as previously announced. The company reported LOE of $12.67 per BOE through the first nine months of 2010. The following table details the company’s costs and expenses per BOE for each of the quarters presented:

	Quarter Ended			Nine Months Ended		Full Year 2010
UNAUDITED (per BOE)	9/30/09	6/30/10	9/30/10	9/30/09	9/30/10	Guidance
Lease Operating Expenses	$13.55	$13.65	$12.44	$12.59	$12.67	$13.00
Production/Property Taxes	1.48	0.82	1.05	1.55	1.05	1.15
DD&A Expense	11.79	11.32	11.70	11.49	11.49	12.00
G&A Expense (1)	4.82	5.10	4.31	4.34	4.73	4.70
Interest Expense (2)	7.97	9.39	9.08	8.16	9.08	8.10
Total	$39.61	$40.28	$38.58	$38.13	$39.02	$38.95

(1)         Net of amounts capitalized and excluding stock-based compensation costs and severance costs associated with the sale of Texas assets.  See the end of this release for a reconciliation of these amounts to GAAP G&A per BOE.

(2)         Includes interest expense, realized (gain) loss on interest rate swap and amortization of deferred loan fees.

Earnings Conference Call

Venoco will host a conference call to discuss results today, Tuesday, November 2, 2010 at 11:00 a.m. Eastern time (9 a.m. Mountain).  The conference call will be webcast and those wanting to listen may do so by using a link on the Investor Relations page of the company’s website at http://www.venocoinc.com.  Those wanting to participate in the Q & A portion can call (866) 730-5768 and use conference code 93229016.  International participants can call (857) 350-1592 and use the same conference code.

A replay of the conference call will be available for one week by calling (888) 286-8010 or, for international callers, (617) 801-6888, and using passcode 29451606.  The replay will also be available on the Venoco website for 30 days.

About the Company

Venoco is an independent energy company primarily engaged in the acquisition, exploitation and development of oil and natural gas properties primarily in California.  Venoco operates three offshore platforms in the Santa Barbara Channel, has non-operated interests in three other platforms, operates four onshore properties in Southern California, and has extensive operations in Northern California’s Sacramento Basin.

Forward-looking Statements

Statements made in this news release relating to Venoco’s future production, expenses and future capital projects and expenditures, and all other statements except statements of historical fact, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are based on assumptions and estimates that management believes are reasonable based on currently available information; however, management’s assumptions and the company’s future performance are both subject to a wide range of business risks and uncertainties and there is no assurance that these goals and projections can or will be met. Any number of factors could cause actual results to differ materially from those in the forward-looking statements, including, but not limited to, the timing and extent of changes in oil and gas prices, the timing and results of drilling and other development and exploration activities, the availability and cost of obtaining drilling equipment and technical personnel, risks associated with the availability of acceptable transportation arrangements and the possibility of unanticipated operational problems, delays in completing production, treatment and transportation facilities, higher than expected production costs and other expenses, and pipeline curtailments by third parties. The company’s activities with respect to the onshore Monterey Shale and other projects are subject to numerous operating, geological and other risks and may not be successful.  The company’s results in the onshore Monterey Shale will be subject to greater risks than in areas where it has more data and drilling and production experience.  Results from the company’s onshore Monterey Shale project will depend on, among other things, its ability to identify productive intervals and drilling and completion techniques necessary to achieve commercial production from those intervals.  All forward-looking statements are made only as of the date hereof and the company undertakes no obligation to update any such statement. Further information on risks and uncertainties that may affect the company’s operations and financial performance, and the forward-looking statements made herein, is available in the company’s filings with the Securities and Exchange Commission, which are incorporated by this reference as though fully set forth herein.

For further information, please contact Mike Edwards, Vice President, (303) 626-8320; http://www.venocoinc.com; E-Mail investor@venocoinc.com.

Source: Venoco, Inc.

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OIL AND NATURAL GAS PRODUCTION AND PRICES

	Quarter Ended			Quarter Ended			Nine Months Ended
UNAUDITED	6/30/10	9/30/10	% Change	9/30/09	9/30/10	% Change	9/30/09	9/30/10	% Change
Production Volume:
Oil (MBbls) (1)	700	682	-3%	811	682	-16%	2,593	2,163	-17%
Natural Gas (MMcf)	5,732	5,892	3%	6,320	5,892	-7%	18,518	17,405	-6%
MBOE	1,655	1,664	1%	1,864	1,664	-11%	5,679	5,064	-11%

Daily Average Production Volume:
Oil (Bbls/d)	7,692	7,413	-4%	8,815	7,413	-16%	9,498	7,923	-17%
Natural Gas (Mcf/d)	62,989	64,043	2%	68,696	64,043	-7%	67,832	63,755	-6%
BOE/d	18,190	18,087	-1%	20,264	18,087	-11%	20,803	18,549	-11%

Oil Price per Barrel Produced (in dollars):
Realized price before hedging	$67.50	$66.35	-2%	$58.09	$66.35	14%	$46.80	$67.78	45%
Realized hedging gain (loss)	(1.54)	(1.28)	-17%	(4.66)	(1.28)	-73%	1.90	(1.40)	-174%
Net realized price	$65.96	$65.07	-1%	$53.43	$65.07	22%	$48.70	$66.38	36%

Natural Gas Price per Mcf (in dollars):
Realized price before hedging	$4.12	$3.93	-5%	$3.17	$3.93	24%	$3.59	$4.46	24%
Realized hedging gain (loss)	1.99	1.99	0%	3.24	1.99	-39%	2.76	1.55	-44%
Net realized price	$6.11	$5.92	-3%	$6.41	$5.92	-8%	$6.35	$6.01	-5%

Expense per BOE (in dollars):
Lease operating expenses (2)	$13.65	$12.44	-9%	$13.55	$12.44	-8%	$12.59	$12.67	1%
Production and property taxes (2)	$0.82	$1.05	28%	$1.48	$1.05	-29%	$1.55	$1.05	-32%
Transportation expenses	$1.84	$1.84	0%	$0.61	$1.84	202%	$0.52	$1.53	194%
Depreciation, depletion and amortization	$11.32	$11.70	3%	$11.79	$11.70	-1%	$11.49	$11.49	0%
General and administrative (3)	$6.50	$4.97	-24%	$5.15	$4.97	-3%	$4.61	$5.62	22%
Interest expense	$6.22	$6.08	-2%	$5.00	$6.08	22%	$5.33	$6.03	13%

(1)  Amounts shown are oil production volumes for offshore properties and sales volumes for onshore properties (differences between onshore production and sales volumes are minimal). Revenue accruals are adjusted for actual sales volumes since offshore oil inventories can vary significantly from month to month based on the timing of barge deliveries, oil in tanks and pipeline inventories, and oil pipeline sales nominations.

(2)  Lease operating expenses are combined with property and production taxes to comprise oil and natural gas production expense on the consolidated statements of operations

(3)  Net of amounts capitalized.

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CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Quarter Ended		Quarter Ended		Nine Months Ended
UNAUDITED (In thousands)	6/30/10	9/30/10	9/30/09	9/30/10	9/30/09	9/30/10
REVENUES:
Oil and natural gas sales	$68,876	$69,220	$69,284	$69,220	$188,726	$220,597
Other	1,566	1,507	859	1,507	2,547	3,893
Total revenues	70,442	70,727	70,143	70,727	191,273	224,490

EXPENSES:
Oil and natural gas production	23,945	22,449	28,015	22,449	80,280	69,466
Transportation expense	3,045	3,065	1,144	3,065	2,954	7,753
Depletion, depreciation and amortization	18,742	19,475	21,974	19,475	65,265	58,191
Accretion of asset retirement obligation	1,546	1,518	1,429	1,518	4,174	4,649
General and administrative	10,762	8,264	9,607	8,264	26,164	28,435
Total expenses	58,040	54,771	62,169	54,771	178,837	168,494
Income from operations	12,402	15,956	7,974	15,956	12,436	55,996

FINANCING COSTS AND OTHER:
Interest expense	10,298	10,117	9,327	10,117	30,282	30,539
Interest rate derivative realized (gains) losses	4,559	4,495	4,781	4,495	13,851	13,563
Interest rate derivative unrealized (gains) losses	11,717	6,553	10	6,553	(160)	23,285
Amortization of deferred loan costs	679	499	751	499	2,224	1,855
Loss on extinguishment of debt	—	—	—	—	582	—
Commodity derivative realized (gains) losses	(10,345)	(10,863)	(16,675)	(10,863)	(63,748)	(23,869)
Commodity derivative unrealized (gains) losses and amortization of derivative premiums	(8,215)	(10,033)	24,252	(10,033)	73,249	(52,062)
Total financing costs and other	8,693	768	22,446	768	56,280	(6,689)
Income (loss) before taxes	3,709	15,188	(14,472)	15,188	(43,844)	62,685
Income tax provision (benefit)	—	(200)	(9,200)	(200)	(4,300)	(400)
Net income (loss)	$3,709	$15,388	$(5,272)	$15,388	$(39,544)	$63,085

Weighted average common shares outstanding:
Basic	51,826	52,410	50,826	52,410	50,770	51,844
Diluted	53,043	53,259	50,826	53,259	50,770	52,750

CONDENSED CONSOLIDATED BALANCE SHEET INFORMATION

UNAUDITED ($ in thousands)	12/31/09	9/30/10
ASSETS
Cash and cash equivalents	$419	$10
Accounts receivable	33,853	32,585
Inventories	6,139	5,915
Other current assets	4,276	5,942
Income tax receivable	3,116	12,034
Deferred income taxes	8,400	—
Commodity derivatives	34,611	48,536
Total current assets	90,814	105,022
Net property, plant and equipment	619,430	620,009
Total other assets	29,299	41,174
TOTAL ASSETS	$739,543	$766,205

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable and accrued liabilities	$56,855	$47,463
Interest payable	4,885	9,466
Commodity and interest derivatives	49,709	27,654
Total current liabilities	111,449	84,583
LONG-TERM DEBT	695,029	647,900
COMMODITY AND INTEREST DERIVATIVES	15,076	34,058
ASSET RETIREMENT OBLIGATIONS	92,485	94,476
Total liabilities	914,039	861,017
Total stockholders’ equity	(174,496)	(94,812)
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$739,543	$766,205

GAAP RECONCILIATIONS

In addition to net income (loss) determined in accordance with GAAP, we have provided in this release our Adjusted Earnings and Adjusted EBITDA for recent periods.  Both Adjusted Earnings and Adjusted EBITDA are non-GAAP financial measures that we use as supplemental measures of our performance.

We define Adjusted Earnings as net income (loss) before the items listed in the Adjusted Earnings reconciliation set forth in the table below.  We believe that Adjusted Earnings facilitates comparisons to earnings forecasts prepared by stock analysts and other third parties. Such forecasts generally exclude the effects of items that are difficult to predict or to measure in advance and are not directly related to our ongoing operations.

We define Adjusted EBITDA as net income (loss) before the items listed in the Adjusted EBITDA reconciliation set forth in the table below.  Because the use of Adjusted EBITDA facilitates comparisons of our historical operating performance on a more consistent basis, we use this measure for business planning and analysis purposes, in assessing acquisition opportunities and in determining how potential external financing sources are likely to evaluate our business.

We present Adjusted Earnings and Adjusted EBITDA because we consider them to be important supplemental measures of our performance.  Neither Adjusted Earnings nor Adjusted EBITDA is a measurement of our financial performance under GAAP and neither should be considered as an alternative to net income (loss), operating income or any other performance measure derived in accordance with GAAP, as an alternative to cash flow from operating activities or as a measure of our liquidity. You should not assume that the Adjusted Earnings or Adjusted EBITDA amounts shown are comparable to similarly named measures disclosed by other companies.

	Quarter Ended			Nine Months Ended
UNAUDITED ($ in thousands)	9/30/09	6/30/10	9/30/10	9/30/09	9/30/10
Adjusted Earnings Reconciliation
Net Income	$(5,272)	$3,709	$15,388	$(39,544)	$63,085
Plus:
Unrealized commodity (gains) losses	18,253	(13,873)	(15,690)	56,587	(69,034)
Unrealized interest rate derivative (gains) losses	10	11,717	6,553	(160)	23,285
Texas severance costs	—	1,254	—	—	1,254
Loss on extinguishment of debt	—	—	—	582	—
Tax effects	—	—	—	—	—
Adjusted Earnings	$12,991	$2,807	$6,251	$17,465	$18,590

	Quarter Ended			Nine Months Ended
UNAUDITED ($ in thousands)	9/30/09	6/30/10	9/30/10	9/30/09	9/30/10
Adjusted EBITDA Reconciliations:
Net income	$(5,272)	$3,709	$15,388	$(39,544)	$63,085
Interest expense	9,327	10,298	10,117	30,282	30,539
Interest rate derivative (gains) losses - realized	4,781	4,559	4,495	13,851	13,563
Income taxes	(9,200)	—	(200)	(4,300)	(400)
DD&A	21,974	18,742	19,475	65,265	58,191
Accretion of asset retirement obligation	1,429	1,546	1,518	4,174	4,649
Amortization of deferred loan costs	751	679	499	2,224	1,855
Loss on extinguishment of debt	—	—	—	582	—
Share-based payments	806	1,408	1,387	2,000	4,118
Texas severance costs	—	1,254	—	—	1,254
Amortization of derivative premiums and other comprehensive loss	6,608	5,658	5,657	18,474	16,972
Unrealized commodity derivative (gains) losses	18,253	(13,873)	(15,690)	56,587	(69,034)
Unrealized interest rate derivative (gains) losses	10	11,717	6,553	(160)	23,285
Adjusted EBITDA	$49,467	$45,697	$49,199	$149,435	$148,077

We also provide per BOE G&A expenses excluding costs associated with the Texas asset sale and share-based compensation charges.  We believe that these non-GAAP measures are useful in that the items excluded do not represent cash expenses directly related to our ongoing operations.  These non-GAAP measures should not be viewed as an alternative to per BOE G&A expenses as determined in accordance with GAAP.

	Quarter Ended			Nine Months Ended
UNAUDITED ($ in thousands, except per BOE amounts)	9/30/09	6/30/10	9/30/10	9/30/09	9/30/10
G&A per BOE Reconciliation
G&A expense	$9,607	$10,762	$8,264	$26,164	$28,435
Less:
Share-based compensation expense	(616)	(1,068)	(1,097)	(1,490)	(3,248)
Texas severance costs	—	(1,254)	—	—	(1,254)
G&A Expense Excluding Share-Based Comp/Severance	8,991	8,440	7,167	24,674	23,933
MBOE	1,864	1,655	1,664	5,679	5,064
G&A Expense per BOE Excluding Share-Based Comp	$4.82	$5.10	$4.31	$4.34	$4.73

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